EXHIBIT 4.3

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------

         This SECURITY AND PLEDGE AGREEMENT (this "Agreement") is made as of January 27, 2005, by and between VELOCITY ASSET MANAGEMENT, INC., a Delaware corporation ("Pledgor"), and WELLS FARGO FOOTHILL, INC., a California corporation ("Secured Party"), with reference to the following:

         WHEREAS, Pledgor is the sole member of TLOP ACQUISITION COMPANY, L.L.C., a New Jersey limited liability company; and

         WHEREAS, Velocity Investments, L.L.C. ("Borrower"), a New Jersey limited liability company, and Secured Party are parties to that certain Loan and Security Agreement dated as of the date hereof (as the same may be amended, restated, renewed, replaced, supplemented, increased or otherwise modified from time to time, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for certain extensions of credit to be made by Secured Party to the Borrower. Capitalized terms used herein without definition have the identical meanings assigned to them in the Loan Agreement; and

         WHEREAS, to induce Secured Party to grant the extensions of credit and other financial accommodations provided to Borrower pursuant to the Loan Agreement, Pledgor desires to pledge, grant, transfer, and assign to Secured Party, for the benefit of Secured Party and the Bank Product Providers, a security interest in the Collateral (as hereinafter defined) owned by Pledgor as security for the Secured Obligations (as hereinafter defined);

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

         1.       Definitions and Construction.

                  (a)      Definitions.  As used in this Agreement:

                  "Agreement" shall mean this Security and Pledge Agreement.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss.101-1330), as amended or supplemented from time to time, and any successor statute, and all of the rules issued or promulgated in connection therewith.

                  "Business Day" shall have the meaning ascribed thereto in the Loan Agreement.

                  "Chief Executive Office" shall mean the place where Pledgor manages the main part of its business operations or other affairs.

                  "Code" shall mean the California Uniform Commercial Code, as amended from time to time.


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                  "Collateral" shall mean all of Pledgor's personal property and fixtures, including each of the following:

                  (a)      all of its Accounts (as defined in the Code),

                  (b) all of its and Borrower's now owned or hereafter acquired books and records, including all information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, and all of its goods or General Intangibles (as defined in the Code) related to such information (collectively, "Books"),

                  (c) all of its commercial tort claims, described on Schedule A attached hereto,

                  (d)      all of its Deposit Accounts (as defined in the Code),

                  (e)      all of its Equipment (as defined in the Code),

                  (f) all of its General Intangibles (as defined in the Code),

                  (g)      all of its Inventory (as defined in the Code),

                  (h) all of its Investment Property (as defined in the Code), including all of its Pledged Collateral and Securities Accounts (as defined in the Code),

                  (i) letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper) (collectively, "Negotiable Collateral"),

                  (j) all of its letter-of-credit rights or secondary obligations that support the payment or performance of an Account, chattel paper, document, General Intangible, instrument or Investment Property,

                  (k) money or other assets of Pledgor that now or hereafter come into the possession, custody, or control of Secured Party, and

                  (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, real property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.


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                  "Event of Default" shall have the meaning ascribed thereto in
         Section 9 of this Agreement.

                  "Future Rights" shall mean: (a) all shares of, all securities convertible or exchangeable into, and all warrants, options or other rights to purchase shares of stock or partnership interests, membership interests or other ownership interests and (b) the certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares and other interests.

                  "Holder" and "Holders" shall have the meanings ascribed thereto in Section 3 of this Agreement.

                  "Issuer" shall mean the party issuing any Pledged Shares or Future Rights, and shall also mean any successors thereto, whether by merger or otherwise.

                  "Lien" shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest).

                  "Loan Documents" shall have the meaning ascribed thereto in the Loan Agreement.

                  "Obligations" shall have the meaning ascribed thereto in the Loan Agreement.

                  "Permitted Discretion" shall have the meaning ascribed thereto in the Loan Agreement.

                  "Permitted Liens" shall have the meaning ascribed thereto in the Loan Agreement.

                  "Person" shall have the meaning ascribed thereto in the Loan Agreement.

                  "Pledged Collateral" shall mean shall mean the Pledged Shares, the Future Rights, and the Proceeds, collectively.

                  "Pledged Shares" shall mean the shares, membership interests, units, partnership interests, and other equivalents, now owned or hereafter acquired by Pledgor, including, without limitation, those listed on Schedule B attached hereto and hereby incorporated herein.

                  "Proceeds" shall mean all proceeds (including proceeds of proceeds) of the Pledged Shares and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, Accounts, contract


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         rights, Inventory, Equipment, General Intangibles, Deposit Accounts,
         chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Shares, Future Rights, or proceeds thereof (including any cash, stock, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any claims against securities intermediaries under ss.8511 of the Code or otherwise); (b) "proceeds," as such term is defined in ss.9102 of the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Shares, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Shares, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Shares, Future Rights, or proceeds thereof.

                  "Secured Party" shall have the meaning ascribed thereto in the preamble to this Agreement.

                  "Securities Act" shall have the meaning ascribed thereto in
         Section 10(b) of this Agreement.

                  "Subsidiary" shall have the meaning ascribed thereto in the Loan Agreement.

All initially capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.

                  (b)      Construction.

                           (i) Unless the context of this Agreement clearly requires otherwise, references to the plural includes the singular and to the singular include the plural, the part include the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," thereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Loan Agreement, and any of the other Loan Documents.

                           (ii) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective


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                  counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

                           (iii) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

         2. Grant of Security Interest and Pledge. As security for the prompt payment and performance of (collectively, the "Secured Obligations"):

                  (i) the Obligations owing by Borrower when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under ss.362(a) of the Bankruptcy Code),

                  (ii) any other liabilities or obligations of Borrower pursuant to the Loan Agreement or any of the other Loan Documents (including amounts that would become due but for the operation of the automatic stay under ss.362(a) of the Bankruptcy Code); and

                  (iii) the liabilities and obligations of the Pledgor under this Agreement or any of the other Loan Documents,

the Pledgor hereby pledges, grants, transfers, and assigns to Secured Party, for the benefit of Secured Party and the Bank Product Providers, a security interest in all of Pledgor's now owned or hereafter acquired right, title, and interest in and to the Collateral.

         3.       Delivery and Registration of Pledged Collateral.

                  (a) All certificates or instruments representing or evidencing the Pledged Collateral shall be promptly delivered by the Pledgor to Secured Party or Secured Party's designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

                  (b) The Secured Party shall have the right, at any time during the continuance of an Event of Default, to transfer to or to register on the books of the Issuers (or of any other Person maintaining records with respect to the Pledged Collateral) in the name of Secured Party or any of its nominees any or all of the Pledged Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  (c) If, at any time and from time to time, any Pledged Collateral (including any certificate or instrument representing or evidencing any Pledged Collateral) is in the possession of a Person other than Secured Party or Pledgor (a "Holder"), then Pledgor shall immediately, at Secured Party's option, either cause such Pledged


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         Collateral to be delivered into Secured Party's possession, or execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Secured Party in such Pledged Collateral, including obtaining from such Holder a written acknowledgment that such Holder holds such Pledged Collateral for Secured Party, all pursuant to ss.ss.9313 and 9328 of the Code or other applicable law governing the perfection of Secured Party's security interest in the Pledged Collateral in the possession of such Holder. Each such notification/instruction and acknowledgment shall be in form and substance satisfactory to Secured Party.

                  (d) If at any time and from time to time any Pledged Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Pledged Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party's security interest thereon to be perfected in accordance with applicable law.

         4.       Voting Rights and Dividends.

                  (a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Agreement and shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Pledged Collateral.

                  (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions which it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a) shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4(b).

         5. Representations and Warranties. Pledgor represents, warrants, and covenants as follows:

                  (a) Pledgor's (i) chief executive office is located in the state identified on Schedule C attached hereto; (ii) state of organization is the state identified in the first paragraph of this Agreement and (iii) exact legal name is as set forth in the first paragraph of this Agreement;

                  (b) All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects;

                  (c) The Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Shares as set forth in Schedule B attached hereto and all other Collateral acquired


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         by Pledgor after the date hereof) free and clear of any adverse claim,
         Lien, or other right, title, or interest of any party except for Permitted Liens and such Liens as are set forth on Schedule D attached hereto;

                  (d) This Agreement, and either (i) the filing of a financing statement with the Secretary of State of Delaware naming the Pledgor as debtor and Secured Party as secured party and describing as collateral the Pledged Shares, or (ii) the delivery to Secured Party of the Pledged Shares representing Collateral (or the delivery to all Holders of the Pledged Shares representing Collateral of the notification/instruction referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in all of the Pledged Shares in favor of Secured Party securing payment and performance of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

                  (e) Schedule B attached hereto is true and correct and complete in all material respects; without limiting the generality of the foregoing: (i) all the Pledged Shares are in certificated form, except as otherwise noted on Schedule B attached hereto, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor; and (ii) the Pledged Shares as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding shares of stock or units or membership interests of such Issuer as set forth in Schedule B attached hereto;

                  (f) There are no presently existing Future Rights or Proceeds owned by Pledgor, except as set forth in Schedule E attached hereto;

                  (g) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable;

                  (h) Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System;

                  (i) There are no restrictions upon the voting rights or the transfer of all or any of the Pledged Collateral existing on the date hereof (other than may appear on the face of any certificate or instrument evidencing such Pledged Collateral or as may be imposed by the Securities Act, or any other state or local authorities) and Pledgor has the right to vote, pledge, grant a security interest in and otherwise transfer the Pledged Collateral free of any encumbrances (other than applicable restrictions imposed by any state or local authorities, or federal or state securities laws or regulations); and

                  (j) Pledgor has taken all steps necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Pledged Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and Pledgor agrees that Secured Party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.


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         6.       Further Assurances.

                  (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that Secured Party may request in the exercise of its Permitted Discretion, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, if requested by Secured Party, Pledgor will: (i) mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request in the exercise of Permitted Discretion, in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) as more fully set forth in the Loan Agreement, allow inspection of the Collateral by Secured Party or Persons designated by Secured Party; and
         (iv) appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in the Collateral.

                  (b) Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Pledgor will furnish to Secured Party, upon the request of Secured Party: (i) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request in the exercise of Permitted Discretion, the Pledged Collateral which, as of the date of such certificate, has been delivered to Secured Party by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules and supplements to statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Secured Party may request in the exercise of Permitted Discretion, from time to time.

         7.       Covenants of Pledgor.  Pledgor shall:

                  (a) Pledgor will use all commercially reasonable efforts to defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein;


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                  (b)      Pledgor will not sell or offer to sell or otherwise
         assign, transfer or dispose of the Pledged Collateral or any interest therein, without the prior written consent of Secured Party;

                  (c) Pledgor will keep the Collateral free from any adverse Lien, security interest or encumbrance except for Permitted Liens and such Liens as are set forth on Schedule D attached hereto;

                  (d) At all times keep at least one complete set of records concerning substantially all of the Collateral at its Chief Executive Office as set forth in Schedule C hereto, and not change the location of its Chief Executive Office or such records without giving Secured Party at least thirty (30) days' prior written notice thereof;

                  (e) Pledgor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except in the case of Permitted Protests (as defined in the Loan Agreement);

                  (f) To the extent it may lawfully do so, use all reasonable efforts to prevent the Issuers from issuing Future Rights or Proceeds, provided however, that this provision shall not apply to the Issuer's issuance of Future Rights or Proceeds as distributions for the payment of taxes, as permitted in the Loan Agreement;

                  (g) Upon receipt by Pledgor of any material report, or other material communication from any of the Issuers or any Holder relating to an adverse event or occurrence with regard to all or any part of the Pledged Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) Business Days following the receipt thereof by Pledgor; and

                  (h) Not change the state of its organization and not change its limited liability company name without providing Secured Party with thirty (30) days' prior written notice.

         8.       Secured Party as Pledgor's Attorney-in-Fact.

                  (a) Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party's discretion, to take any action and to execute any instrument that Secured Party may, in the exercise of Permitted Discretion, deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) after the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms relating to such instruments; (ii) to issue any notifications/instructions Secured Party, in the exercise of Permitted Discretion, deems necessary pursuant to Section 3 of this Agreement; or (iii) during the continuance of an Event of Default, to arrange for the transfer of the


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         Pledged Collateral on the books of any of the Issuers or any other
         Person to the name of Secured Party or to the name of Secured Party's nominee.

                  (b) In addition to the designation of Secured Party as Pledgor's attorney-in-fact in subsection (a), Pledgor hereby irrevocably appoints Secured Party as Pledgor's agent and attorney-in-fact during the continuance of an Event of Default, to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Shares or otherwise enforce Secured Party's rights hereunder.

         9. Events of Default. The occurrence of any of the following shall, at the option of Secured Party constitute an Event of Default:

                  (a) Any default or Event of Default (as defined in the Loan Agreement) under the Loan Agreement or any of the Obligations;

                  (b) Pledgor's failure to comply with any of the provisions of, or the incorrectness in any material respect of any representation or warranty contained in this Agreement;

                  (c) Transfer or disposition of any of the Collateral in violation of the terms of this Agreement;

                  (d) Attachment, execution or levy on any of the Collateral;

                  (e) Secured Party shall receive at any time any information indicating that Secured Party's security interest in the Collateral is not prior to all other Liens.

         10. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default:

                  (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral), and Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may, in the exercise of Permitted Discretion, deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each


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         purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured
         Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

                  (b) Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable "Blue Sky" or other state securities laws may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Collateral may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that such a sale shall not, solely by reason thereof, be deemed to be commercially unreasonable. Without limiting the generality of the foregoing, Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time, attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors deemed by Secured Party to be institutional investors or other responsible parties who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

         Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.


SECURITY AND PLEDGE AGREEMENT-Page-11
-----------------------------

         11. Secured Party; Duties; Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in ss.9207 of the Code, Secured Party shall have no duty as to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

         12. Choice of Law. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE OF CALIFORNIA PROVIDES FOR THE APPLICATION OF THE LAW OF PLEDGOR'S STATE OF REGISTRATION.

         13. Amendments; etc. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party to exercise, and no delay in exercising any right under this Agreement, the Loan Agreement, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, the Loan Agreement, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

14. Notices. Unless otherwise provided in this Agreement or in the Loan Agreement, all notices or demands by Secured Party or Pledgor to the other party relating to this Agreement or any other Loan Document shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Secured Party or Pledgor, as applicable, may designate to each other in accordance herewith), or telefacsimile to its address set forth below:

             If to Pledgor:         VELOCITY ASSET MANAGEMENT, INC.
                                    48 S. Franklin Turnpike
                                    Ramsey, NJ  07446
                                    Attn: John Kleinert
                                    Fax No.:  732-556-0365

             with copies to:        Ragan & Ragan, P.C.
                                    3100 Route 138 West
                                    Brinley Plaza, Bldg. One
                                    Wall, NJ  07719
                                    Attn:  W. Peter Ragan, Sr.
                                    Fax No.:  732-280-4108


SECURITY AND PLEDGE AGREEMENT-Page-12
-----------------------------

             If to Lender:          WELLS FARGO FOOTHILL, INC.
                                    2450 Colorado Avenue
                                    Suite 3000 West
                                    Santa Monica, California  90404
                                    Attn: Lender Finance Division Manager
                                    Fax No. 310-453-7413

                                    WELLS FARGO FOOTHILL, INC.
                                    13727 Noel Road, Suite 1020
                                    Dallas, Texas  75240
                                    Attn: Loan Portfolio Manager--Velocity
                                           Investments
                                    Fax No. 972-387-5775

             with copies to:        Hughes & Luce, L.L.P.
                                    1717 Main Street, Suite 2800
                                    Dallas, TX  75230
                                    Attn:  Gary G. Null
                                    Fax No.: 214-939-5849

Secured Party or Pledgor may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 14, other than notices by Secured Party in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Pledgor acknowledges and agrees that notices sent by Secured Party in connection with the exercise of enforcement rights against the Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

         15. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the indefeasible payment in full of the Obligations, including the cash collateralization, expiration, or cancellation of all Obligations consisting of L/Cs, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement; (ii) be binding upon Pledgor, its successors and assigns, and all persons who become bound as a debtor to this Agreement; and (iii) inure to the benefit of Secured Party and its Assignees. Upon the indefeasible payment in full of the Obligations, including the cash collateralization, expiration or cancellation of all Obligations consisting of L/Cs and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, the security interests granted hereby shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor's expense, return to Pledgor all certificates and other evidences of Collateral, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance satisfactory to Secured Party in the exercise of Permitted Discretion.


SECURITY AND PLEDGE AGREEMENT-Page-13
-----------------------------

         16. Security Interest Absolute. To the maximum extent permitted by law, all rights of Secured Party and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including the Loan Agreement or any of the other Loan Documents;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any of the other Loan Documents, or any other agreement or instrument relating thereto;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

                  (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

To the maximum extent permitted by law, Pledgor hereby waives any right to require Secured Party to pursue any other remedy in Secured Party's power whatsoever. Pledgor waives any right it may have to require Secured Party to pursue any third person for any of the Secured Obligations.

         17. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

         18. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

         20. Waiver of Marshaling. Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral: (i) Secured Party is under no obligation to marshal any collateral pledged to it; (ii) may, in its absolute discretion, realize upon such Collateral in any order and in any manner it so elects; and (iii) Secured Party will apply the proceeds of any or all of such Collateral to the obligations secured by the Collateral in the order and manner provided in the Loan Agreement. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral, including any right pursuant to ss.ss.2899 and 3433 of the California Civil Code.


SECURITY AND PLEDGE AGREEMENT-Page-14
-----------------------------

         21. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  [Remainder of page intentionally left blank.]




SECURITY AND PLEDGE AGREEMENT-Page-15
-----------------------------

         IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

VELOCITY ASSET MANAGEMENT, INC.,
a Delaware corporation


By: /s/ JOHN C. KLEINERT
    -----------------------------------
Name:   John C. Kleinert
      ---------------------------------
Title:  President and CEO
       --------------------------------



WELLS FARGO FOOTHILL, INC.,
a California corporation


By: /s/ RYAN WATSON
    -----------------------------------
Name:   Ryan Watson
      ---------------------------------
Title:  Assistant Vice President
       --------------------------------



SECURITY AND PLEDGE AGREEMENT-Signature Page
-----------------------------

                                   SCHEDULE A
                                   ----------

                                       TO

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------

                             COMMERCIAL TORT CLAIMS
                             ----------------------



                                     -None-



Schedule A Page-1
----------

                                   SCHEDULE B
                                   ----------

                                       TO

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------

                                 Pledged Shares
                                 --------------


---------------------------------------------------------------------------------------------------------------------------
                                       NUMBER OF
                                       ---------
         ISSUER         ORGANIZED       SHARES/       CLASS       CERTIFICATE                OWNER               PERCENTAGE
         ------         ---------       -------       -----       -----------                -----               ----------
                            IN           UNITS                     NUMBER(S)                                       OWNED
                            --           -----                     ---------                                       -----
---------------------------------------------------------------------------------------------------------------------------
TLOP ACQUISITION        New Jersey                  Membership                     Velocity Asset Management,       100%
COMPANY, L.L.C.                                      Interest                      Inc.
---------------------------------------------------------------------------------------------------------------------------



Schedule B Page-1
----------

                                   SCHEDULE C
                                   ----------

                                       TO

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------

Address of Chief Executive Office of Pledgor:

                  48 S. Franklin Turnpike
                  Ramsey, New Jersey 07446



Schedule C Page-1
----------

                                   SCHEDULE D
                                   ----------

                                       TO

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------

                                 Permitted Liens
                                 ---------------



                                      NONE



Schedule D Page-1
----------

                                   SCHEDULE E
                                   ----------

                                       TO

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------

                       Existing Future Rights and Proceeds
                       -----------------------------------


None



Schedule E Page-1
----------